UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

US BIODEFENSE, INC.
(Exact name of Registrant as specified in charter)

Utah	000-31431	33-0052057
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

375 South 6th Avenue
City of Industry, California		91746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(626) 961-8039

13674 E. Valley Blvd.
City of Industry, California 91746

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Employment Agreements

     On August 21, 2006, the Registrant entered into a six-year employment agreement with Charles Wright, to act as the Registrant’s Executive Vice-President. Mr. Wright has elected not to receive a salary in the first year of the employment term, after which the amount of any future salary to be paid will be negotiated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On August 21, 2006, the Board of Directors of the Registrant appointed Charles Wright as the Executive Vice-President of the Registrant.

     Also on August 21, 2006, the Registrant held a special meeting of shareholders, whereby David Chin, the holder of a majority of the voting common shares and President of the Registrant, voted to appoint Charles Wright as a Director of the Registrant until the next annual meeting of shareholders, expected to be held in November 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Name and/or Identification of Exhibit
10	Consulting Agreement with Charles Wright
99	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIODEFENSE, INC.
(Registrant)

Signature	Title	Date

	President and CEO	August 29, 2006
David Chin

	Secretary	August 29, 2006
David Chin

	Principal Financial Officer	August 29, 2006
David Chin